Exhibit 10.2

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $7,000,000.00	Dated as of December 23, 2024 Minnetonka, Minnesota

FOR VALUE RECEIVED, on the Revolving Credit Termination Date (as defined in the Credit Agreement hereinafter defined) the undersigned, PRO-DEX, INC., a Colorado corporation (the “Borrower”), promises to pay to the order of MINNESOTA BANK & TRUST, a division of HTLF Bank, successor by merger to Minnesota Bank and Trust (the “Lender”), the principal sum of SEVEN MILLION AND NO/100THS DOLLARS (U.S. $7,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans (as hereinafter defined) made by the Lender to the Borrower pursuant to the Credit Agreement.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time and interest shall accrue on the outstanding amounts under this Note at the greater of: (a) four percent (4.0%) or (b) the following floating rate of interest per annum (the “Index”): an adjusted rate (the “Adjusted Term SOFR Rate”) that is equal to: (1) the greater of(A) zero percent (0.0%) (the “Floor”) and (B) the forward-looking term rate based on SOFR for a one month period (to the extent that such tenor is available to Lender and Lender has determined it can be administered), as quoted by Lender based on the website of the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Rate selected by Lender (the “Term SOFR Administrator”))(“Term SOFR”), based on the applicable Term SOFR rate as determined by Lender and as in effect on each applicable date of determination, in each case, as such Term SOFR rate changes and is recalculated from time to time in accordance with the terms below, and as adjusted for all applicable reserve requirements and any costs arising from time to time in connection with a change in government regulation as reasonably determined by Lender (such higher amount, the “Term SOFR Rate”), plus (2) two and one half percent (2.5%) (the “Term SOFR Margin”); provided, that in the event Borrower enters into an interest swap with Lender with respect to interest accruing under this Note, the Floor will automatically be deemed not to apply to the principal portion of this Note that is so hedged for the duration of such interest rate swap transaction and the foregoing is limited solely to an interest rate swap transaction with the Lender and shall not apply to any other derivative product, such as in interest rate cap or collar.

Interest accrued during each calendar month shall be due and payable on the first day of the following calendar month, with the first such interest payment due on January 1, 2025.

Subject to the terms of this Note, so long as the amounts outstanding under this Note are accruing interest at the Adjusted Term SOFR Rate, then the Term SOFR Rate will be reset on each Business Day (the “Reset Date”) using the Term SOFR Rate as determined two U.S. Government Securities Business Days preceding the applicable Reset Date (the “Daily Reference Date”); provided, that

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $7,000,000.00	Dated as of December 23, 2024

in the event Borrower enters into an interest rate hedge, swap, collar or other similar derivative transaction with Lender with respect to interest accruing under this Note, the Term SOFR Rate will be reset on the first (1st) day or the fifteenth (15th) day of each month, as applicable, using the Term SOFR Rate as determined two U.S. Government Securities Business Days preceding such applicable day of the month (the “Monthly Reference Date”); provided, further, that if Term SOFR for a one month interest period is not published for any applicable Daily Reference Date or Monthly Reference Date, and Lender determines in its sole discretion that such failure is temporary, the applicable Term SOFR Rate shall be the Term SOFR Rate for a one month period as published on the most recent applicable Business Day that Lender determines such Term SOFR Rate was available prior to the applicable Daily Reference Date or Monthly Reference Date. The term "Business Day" means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by law to close. The term “U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government Securities. The term “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States. The term “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

FOR REFERENCE ONLY, on the date hereof, the Term SOFR Rate is 4.33654% per annum and the Adjusted Term SOFR Rate is 4.33654%. The Term SOFR Rate is an index used by Lender for the determination of interest and Term SOFR Rate and the Adjusted Term SOFR Rate are not necessarily the lowest interest rates charged by Lender on other loans to other customers. Borrower understands and agrees that Lender may make loans to other customers based on other rates of interest as well. Lender will inform Borrower of the current Adjusted Term SOFR Rate from time to time upon request by Borrower.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the applicable interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note. The Term SOFR Rate shall be determined by Lender in accordance with the terms hereof, and such determination shall be conclusive absent manifest error.

CONFORMING CHANGES ADJUSTMENT. In connection with the use or administration of Term SOFR, the Term SOFR Rate and Adjusted Term SOFR Rate, Lender will have the right to

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $7,000,000.00	Dated as of December 23, 2024

make Conforming Changes from time to time and, notwithstanding anything to the contrary in this Note or in any other promissory notes, loan documents or security documents, or other agreements between Borrower and Lender (each a “Loan Document”), and any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Note or any other Loan Document. Lender will notify Borrower from time to time of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR, the Term SOFR Rate or Adjusted Term SOFR Rate. The term “Conforming Changes” means, with respect to either the use or administration of Term SOFR, the Term SOFR Rate or the Adjusted Term SOFR Rate or the use, administration, adoption or implementation of any Benchmark (as defined below) replacement, any technical, administrative or operational changes (including changes to the definition of“Business Day”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents).

UNAVAILABILITY OF SOFR/BENCHMARK REPLACEMENT. Subject to the Benchmark Replacement provisions below, if, in connection with the implementation and use of the Term SOFR Rate: (a) Lender determines (which determination shall be conclusive and binding absent manifest error) that the “Term SOFR Rate” cannot be determined pursuant to the definition thereof, (b)   Lender reasonably determines that the Adjusted Term SOFR Rate does not adequately and fairly reflect the cost to Lender, or (c) Lender determines that any applicable law has made it unlawful, or that any governmental authority has asserted that it is unlawful, for Lender or its applicable lending office to make, maintain or fund loans or advances whose interest is determined by reference to SOFR, Term SOFR, or the Term SOFR Rate, or to determine or charge interest rates based upon SOFR, Term SOFR, or the Term SOFR Rate; then upon notice of any such occurrence or determination by Lender to Borrower, any obligation of Lender to make available the Adjusted Term SOFR Rate, and any right of Borrower to use the Adjusted Term SOFR Rate, shall be suspended until Lender revokes such notice. Upon receipt of such notice, all amounts outstanding under this Note will be deemed to accrue at the Benchmark Replacement rate, if applicable, or if such Benchmark Replacement rate is not available or does not adequately and fairly reflect the cost to Lender, at the Adjusted Prime Rate. The term “Adjusted Prime Rate” means a variable rate of interest that is equal to: (1) the greater of(A) five percent (5.0%), and (B)

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $7,000,000.00	Dated as of December 23, 2024

the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Lender) or any similar release by the Federal Reserve Board (as determined by Lender) (such higher amount, the “Prime Rate”), plus (2) an applicable percentage selected by Lender, taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority, and evolving or prevailing market practice, to reasonably approximate the Adjusted Term SOFR Rate or otherwise adequately and fairly reflect the cost to Lender, as determined in its discretion (the “Prime Margin”).

BENCHMARK REPLACEMENT.

(a)                 Benchmark Replacement. Notwithstanding anything to the contrary, if Lender has determined in its sole discretion that (i) the administrator of Term SOFR, or any relevant agency or authority for such administrator, of Term SOFR (or any substitute index which replaces the Term SOFR (Term SOFR or such replacement, the “Benchmark”)) has announced that such Benchmark will no longer be provided, (ii) any relevant agency or authority has announced that such Benchmark is no longer representative, or (iii) any similar circumstance exists such that such Benchmark has become permanently unavailable or ceased to exist (each a “Benchmark Transition Event”), then Lender shall (x) replace such Benchmark with a replacement rate or (y) if one or more such circumstances apply to fewer than all tenors of such Benchmark used for determining an Interest Period hereunder, discontinue the availability of the affected interest periods. With respect to Term SOFR, such replacement rate will be Daily Simple SOFR unless Lender reasonably determines that Daily Simple SOFR is not readily available or shall otherwise reasonably determine that a different rate has been recommended as a replacement benchmark rate for determining such a rate by the by the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto (the “Relevant Governmental Body”). In the case of a replacement rate other than Term SOFR, Lender may add a spread adjustment selected by Lender, taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority, and evolving or prevailing market practice. Such replacement rates for the Benchmark as applicable, each a “Benchmark Replacement”. The term “Daily Simple SOFR” means a daily rate based on SOFR and determined by Lender in accordance with the conventions for such rate selected by Lender.

(b)                 Notices; Standards for Decisions and Determinations. Lender will notify Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $7,000,000.00	Dated as of December 23, 2024

Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Lender will notify Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to clause (a) above. Any determination, decision or election that may be made by Lender pursuant to this provision, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Note or any other Loan Documents, except, in each case, as expressly required pursuant to this provision.

Payments. Both principal and interest are payable in lawful money of the United States of America to the Lender at 9800 Bren Road East, Suite 200, Minnetonka, MN 55343 (or other location specified by the Lender) in immediately available funds. By its execution of this Note, the Borrower authorizes the Lender to charge from time to time against any of Borrower’s depository accounts maintained with the Lender any such payments when due and the Lender will use its reasonable efforts to notify the Borrower of such charges.

Prepayment; Minimum Interest Charge. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $15.00. Other than Borrower’s obligations to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payment will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations, or as full satisfaction of a disputed amount must be mailed or delivered to: Minnesota Bank & Trust, 9800 Bren Road East, Suite 200, Minnetonka, MN 55343.

Late Charge. If a payment due hereunder is not made within seven days after the date when due, Borrower shall pay to Lender a late payment charge of 5% of the amount of the overdue payment to compensate Lender for a portion of the cost related to handling the overdue payment.

Interest After Default. Upon the occurrence and during the continuance of an Event of Default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $7,000,000.00	Dated as of December 23, 2024

adding an additional 3.000 percentage point margin over the interest rate that would otherwise be in effect hereunder (such increased rate of interest being, the “Default Rate”). However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

Credit Agreement. This Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of November 6, 2020 (as amended to date and as it may be further amended, modified, supplemented or restated from time to time being the “Credit Agreement”; capitalized terms not otherwise defined herein being used herein as therein defined) between the Borrower and the Lender. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Loans (the “Revolving Credit Loans”) by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Loan being evidenced by this Note; (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events prior to the maturity hereofupon the terms and conditions therein specified; and (iii) contains provisions for the mandatory prepayment hereof upon certain conditions.

Security Agreement. This Note is secured by, among other things, that certain Security Agreement dated September 6, 2018, executed by the Borrower and certain of its Subsidiaries in favor of the Lender, as amended by that certain Amendment No. 4 to Amended and Restated Credit Agreement and Security Agreement dated July 31, 2024.

Waiver of Presentment and Demand for Payment, Etc. Borrower and any endorsers or guarantors hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, protest or notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Borrower and any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment thereof, made by agreement by Lender with any Person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note of the undersigned, even if the undersigned is not a party to such agreement.

Event of Default. Any “Event of Default” (as defined in the Credit Agreement) shall constitute an Event of Default under this Note. Upon the occurrence of an Event of Default, in addition to any other rights or remedies Lender may have at law or in equity or under the Credit Agreement or under any other Loan Document, Lender may, at its option, without notice to Borrower, declare

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $7,000,000.00	Dated as of December 23, 2024

immediately due and payable the entire unpaid principal sum hereof, together with all accrued and unpaid interest thereon plus any other sums owing at the time of such Event of Default pursuant to this Note, the Security Agreement or any other Loan Document. The failure to exercise the foregoing or any other options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by the holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time.

Expense Reimbursement. Borrower agrees to pay all expenses for the preparation of this Note, as set forth in the Credit Agreement, including exhibits, and any amendments to this Note as may from time to time hereafter be required, and the reasonable attorneys’ fees and legal expenses of counsel for Lender from time to time incurred in connection with the preparation and execution of this Note and any document relevant to this Note, any amendments hereto or thereto, and the consideration of legal questions relevant hereto and thereto. Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses) in connection with Lender’s enforcement of the obligations of the Borrower hereunder or under the Security Agreement or any other collateral document, whether or not suit is commenced including, without limitation, attorneys’ fees and legal expenses in connection with any appeal of a lower court’s order or judgment. The obligations of the Borrower under this paragraph shall survive any termination of the Credit Agreement, this Note, the Security Agreement, and any other Loan Document.

Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. In connection with the actual or prospective sale by the Lender of any interest or participation in the loan obligation evidenced by this Note, Borrower hereby authorizes the Lender to furnish any information concerning the Borrower or any of its affiliates, however acquired, to any Person or entity.

Usury. Borrower and Lender agree that no payment of interest or other consideration made or agreed to be made by Borrower to Lender pursuant to this Note shall, at any time, be in excess of the maximum rate of interest permissible by law. In the event such payments of interest or other consideration provided for in this Note shall result in an effective rate of interest which, for any period of time, is in excess of the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $7,000,000.00	Dated as of December 23, 2024

the unpaid principal balance and not to the payment of interest; if a surplus remains after full payment of principal and lawful interest, the surplus shall be remitted by Lender to Borrower, and Borrower hereby agrees to accept such remittance. This provision shall control every other obligation of the Borrower and Lender relating to this Note.

Business Purpose Loan. The Loan is a business loan. Borrower hereby represents that this loan is for commercial use and not for personal, family or household purposes. The Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C., §1601, et seq.

Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

WAIVER OF DEFENSES. OTHER THAN CLAIMS BASED UPON THE FAILURE OF THE LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, THE BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL OR THAT NO EVENT OF DEFAULT EXISTED), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE LENDER IN ENFORCING THIS NOTE OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.

Waiver of Right to Jury Trial; Venue. BORROWER WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION RELATING TO OR ARISING FROM THIS NOTE. AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA OR THE STATE COURT SITTING IN HENNEPIN OR RAMSEY COUNTY, MINNESOTA. BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT PROPER OR CONVENIENT. IN THE EVENT AN ACTION IS COMMENCED IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $7,000,000.00	Dated as of December 23, 2024

WITHOUT PREJUDICE.

Amendment and Restatement. This Note is being executed and delivered in amendment and restatement of, but not in payment of, that certain Amended and Restated Revolving Credit Note dated July 31, 2024, made by the Borrower payable to the order of the Lender in the original principal amount of $7,000,000.00 (the “Existing Note”) and is given in substitution for, but not in payment of, the Existing Note. Delivery and acceptance of this Note shall not evidence repayment of or a novation with respect to the Existing Note or any remaining indebtedness under the Existing Note, which indebtedness remains outstanding and shall be evidenced by this Note.

Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Note even though all signatures do not appear on the same document.

AMENDED AND RESTATED REVOLVING CREDIT NOTE

U.S. $7,000,000.00	Dated as of December 23, 2024

IN WITNESS WHEREOF, this Amended and Restated Revolving Credit Note has been executed to be effective as of the date set forth above.

BORROWER:	PRO-DEX, INC.

	By:	/s/ Richard L. Van Kirk
	Name: Its:	Richard L. Van Kirk Chief Executive Officer

LENDER:	MINNESOTA BANK & TRUST, a division of HTLF Bank, successor by merger to Minnesota Bank and Trust

	By:	/s/ Dianne Wegscheid
	Name: Its:	Dianne Wegscheid Senior Vice President